POWER OF ATTORNEY
Allianz Life Insurance Company of New York
        I hereby constitute and appoint Erik T. Nelson, James E. Nelson, and John S. Kreighbaum as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in Appendix A that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature Title Date

/s/ Jasmine M. Jirele	Chairman of the Board and Chief Executive Officer	September 9, 2021
Jasmine M. Jirele
/s/ William E. Gaumond	Director, Chief Financial Officer and Treasurer	September 16, 2021
William E. Gaumond
/s/ Steven J. Thiel	Director, Vice President and Appointed Actuary	September 16, 2021
Steven J. Thiel
/s/ Eric J. Thomes	Director and President	September 16, 2021
Eric J. Thomes
/s/ Gary A. Smith	Director	September 16, 2021
Gary A. Smith
/s/ Martha Clark Goss	Director	September 16, 2021
Martha Clark Goss
/s/ Ronald M. Clark	Director	September 16, 2021
Ronald M. Clark
/s/ Lorraine Lods	Director	September 16, 2021
Lorraine Lods
/s/ Kevin E. Walker	Director	September 16, 2021
Kevin E. Walker

Allianz NY POA – September 2021

APPENDIX A

Allianz Life Insurance Company of New York - Registered Variable Annuity Products

Allianz Life of NY Variable Account C	33 Act No.
NY VM II	33-26646
NY VM IV / Advantage	333-19699
NY Opportunity	333-75718
NY Charter II	333-105274
NY High Five	333-124767
NY Vision (legacy)	333-143195
Retirement Pro NY	333-167334
Vision NY (POS)	333-171428
Retirement Advantage NY	333-180722
Vision NY (ALIP)	333-182990
Index Advantage NY N-4	333-192949
Index Advantage NY MVP N-4	TBD

Allianz Life Insurance Co of New York	33 Act No.
Index Advantage NY S-1	333-192948
Index Advantage NY S-1 Vers. 2	333-210671
Index Advantage NY S-1 Vers. 3	333-217304
Index Advantage NY S-1 Vers. 4	333-224317
Index Advantage NY S-1 Vers. 5	333-230916
Index Advantage NY S-1 Vers. 6	333-237622
Index Advantage NY S-1 Vers. 7	333-255308
Index Advantage NY MVP S-1	TBD

Allianz NY POA – September 2021